NUMBER
       -----------------

 COMMON STOCK
                                                      CUSIP No.
                                                               -----------------

                           ALLIED FIRST BANCORP, INC.

              INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND


THIS CERTIFIES THAT


IS THE OWNER OF


FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE
OF

                           ALLIED FIRST BANCORP, INC.

(the "Corporation"), a Maryland corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Corporation's transfer agent and registrar. THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

         IN WITNESS WHEREOF, the Corporation has caused this certificate to be executed by the facsimile signatures of its duly authorized officers and has caused a facsimile of its corporate seal to be hereunto affixed.

DATED
       -----------------



------------------------                  -------------------------------------
Eugene M. O'Sullivan                      Kenneth L. Bertrand
Corporate Secretary           [Seal]      President and Chief Executive Officer

Countersigned and Registered:

 [      Name     ]

---------------------
Transfer Agent and Registrar

                           ALLIED FIRST BANCORP, INC.


         The shares represented by this certificate are issued subject to all the provisions of the Articles of Incorporation and Bylaws of Allied First Bancorp, Inc. (the "Corporation") as from time to time amended (copies of which are on file at the principal executive offices of the Corporation).

         The Corporation's Articles of Incorporation provides that no "person" (as defined in the Articles of Incorporation) who "beneficially owns" (as defined in the Articles of Incorporation) in excess of 10% of the outstanding shares of the Corporation shall be entitled to vote any shares held in excess of such limit. This provision of the Articles of Incorporation shall not apply to an acquisition of securities of the Corporation by an employee stock purchase plan or other employee benefit plan of the Corporation or any of its subsidiaries.

         The Corporation's Articles of Incorporation also includes a provision the general effect of which is to require the affirmative vote of the holders of 80% of the outstanding voting shares of the Corporation to approve certain "business combinations" (as defined in the Articles of Incorporation) between the Corporation and a stockholder owning in excess of 10% of the outstanding shares of the Corporation. However, only the affirmative vote of a majority of the outstanding shares or such vote as is otherwise required by law (rather than the 80% voting requirement) is applicable to the particular transaction if it is approved by a majority of the "disinterested directors" (as defined in the Articles of Incorporation) or, alternatively, the transaction satisfies certain minimum price and procedural requirements.

         The Corporation will furnish to any stockholder upon request and without charge a full statement of the powers, designations, preferences and relative participating, optional or other special rights of each authorized class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights, to the extent that the same have been fixed, and of the authority of the board of directors to designate the same with respect to other series. Such request may be made to the Corporation or to its Transfer Agent and Registrar.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


TEN COM - as tenants in common                             UNIF GIFT MIN ACT    Custodian
TEN ENT - as tenants by the entirety                                        ----          -----
JT TEN - as joint tenants with right of                                 (Cust)       (Minor)
         survivorship and not as tenants              Under Uniform Gift to Minors Act-
         in common.                                                                    ---------
                                                          (State)
                                                           UNIF TRANS MIN ACT    Custodian
                                                                             ----         ------
                                                                        (Cust)        (Minor)
                                                        Under Uniform Transfers to Minors Act -
                                                                                                ------
                                                                             (State)


     Additional abbreviations may also be used though not in the above list.

         For Value Received,        hereby sell, assign and transfer unto
                            -------

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
------------------------------
------------------------------


------------------------------------
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

------------------------------------
Shares of Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint

------------------------------------
Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
     ------------------      ------------------------
                             NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST
                             CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE
                             OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT
                             ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.